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                  EXHIBIT NO. 21   LIST OF SUBSIDIARIES


The following is a list of the subsidiaries of the Company

                  Name                                     Jurisdiction of Incorporation
                  ----                                     -----------------------------
                  Glamis Gold, Inc.                                      Nevada
                  Chemgold, Inc.                                     California
                  Rand Mining Company                                    Nevada
                  Glamis Gold Exploration, Inc.                          Nevada
                  Minera Glamis S.A. de C.V.                             Mexico
                  Glamis Gold Sales, Inc.                              Barbados
                  344684 B.C. Ltd.                             British Columbia
                  Mexicana Resources Inc.                      British Columbia
                  Salave Gold Joint Venture Corporation        British Columbia
                  Glamis Gold Ltd. y Compania Limitada                    Chile
                  Glamis Gold (Barbados) Ltd.                          Barbados